Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our audit report dated January 25, 2018, with respect to the statement of assets and liabilities of Breakwave Dry Bulk Shipping ETF (a series of ETF Managers Group Commodity Trust I) as of January 4, 2018, included in Pre-Effective Amendment No. 3 to the Registration Statement on Form S-1 of ETF Managers Group Commodity Trust I.

/s/ WithumSmith+Brown, PC

New York, NY

February 26, 2018